UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 21, 2005

The Medicines Company

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8 Campus Drive
Parsippany, New Jersey		07054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 656-1616

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On December 21, 2005, The Medicines Company (the “Company”) entered into agreements with twelve of its senior officers, including Clive Meanwell, John Kelley, Steven Koehler, Paul Antinori and John Richards. The Company entered into these agreements in order to induce each of these officers to maintain his or her continued commitment to the Company.

The agreements generally provide for severance pay, reimbursement of health care premiums and accelerated stock option vesting in the event that (i) the Company terminates the officer’s employment without Cause (as defined in the agreements) or (ii) the officer terminates his or her employment for Good Reason (as defined in the agreements).  If an officer’s employment is terminated for Cause, no benefits are provided to the officer under the agreements.

The agreements provide as follows:

•                  Termination prior to a change in control.  If the Company terminates the employment of the officer without Cause, or if the officer resigns for Good Reason, before a Change in Control Event (as defined in the agreements), he or she would be entitled to severance pay equal to one year of annual base salary, paid in a lump sum, one year of health care premium reimbursement (or reimbursement for a shorter period if the officer commences employment with a new employer before the end of the one-year period), and one year of accelerated option vesting.  In the case of either Clive Meanwell or John Kelley under these circumstances, he would be entitled to severance pay equal to two years of annual base salary, paid in a lump sum, one year of health care premium reimbursement (or reimbursement for a shorter period if the officer commences employment with a new employer before the end of the one-year period) and two years of accelerated option vesting.

If the officer resigns as the result of a material reduction in base salary prior to a Change in Control Event, the periods on which the severance pay and accelerated option vesting are based, as described above, would be reduced by 50%.  The health care premium reimbursement period would not be reduced.

•                  Termination after a change in control.  If the Company terminates the employment of the officer without Cause, or if the officer resigns for Good Reason, during the one-year period following a Change in Control Event, then in addition to the severance pay, health care premium reimbursement and accelerated option vesting described above, the officer would receive an amount equal to 40% of his or her current annual base salary.   In the case of either Clive Meanwell or John Kelley under these circumstances, he would receive an amount equal to two times 50% of his then current annual base salary.

•                  In order to receive any of these benefits, the officer must deliver a general release in favor of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY

Date: December 22, 2005	By:	/s/ Steven H. Koehler
Steven H. Koehler
Senior Vice President and Chief Financial Officer